Exhibit 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 8, 1999, relating to the consolidated financial statements, which appears in the Adolph Coors Company's Annual Report on Form 10-K for the year ended December 27, 1998. We also consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated June 25, 1999 relating to the financial statements, which appears in the Coors Savings and Investment Plan Annual Report on Form 11-K for the year ended December 31, 1998.



/s/ PRICEWATERHOUSECOOPERS LLP
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    PricewaterhouseCoopers LLP

Denver, Colorado
February 15, 2000

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